EXHBIIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of November 7, 2008, by and between PACIFIC AG. PRODUCTS, LLC, a California limited liability company (“PAP”) and LYLES UNITED, LLC, a Delaware limited liability company (the “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to a Restructuring Agreement (“Restructuring Agreement”) dated as of the date hereof by and among Pacific Ethanol Imperial, LLC (“PE Imperial”), Pacific Ethanol, Inc. (the “Company”), Pacific Ethanol California, Inc. (“PECA”) and the Secured Party, such parties have agreed that the Company shall assume all obligations of PE Imperial under the First Note and Second Note (as defined in the Restructuring Agreement”), and such First Note and Second Note shall be amended and restated as a single new note (the “New Note,” as defined in the Restructuring Agreement) executed by the Company in favor of Secured Party, thereby causing the Company to become the direct obligor as to the amounts originally borrowed by PE Imperial from Secured Party.

WHEREAS, the recitals set forth in the Restructuring Agreement are incorporated herein by this reference.

WHEREAS, in order to induce the Secured Party to allow the assignment and assumption of the First Note and the Second Note, and the cancellation thereof upon issuance of the New Note and for other good and valuable consideration, including as set forth in the Restructuring Agreement, PAP has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first-priority security interest in certain assets to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the New Note and PAP’s obligations under this Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, and all improvements or betterments thereof, and all proceeds thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:  all tangible and intangible assets of PAP, including, but not limited to, all inventory, accounts receivable, furniture, fixtures, equipment, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest (whether real or personal) or proprietary right or general intangible, as well as any document, instrument or drawings embodying the same, and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof.

(b) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations owed by the Company to the Secured Party and by PAP to the Secured Party of every kind and description, now existing or hereafter arising under or pursuant to the terms of the New Note or this Agreement, respectively, including, all interest, fees, charges, reasonable expenses, reasonable attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company under the New Note and PAP hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Paragraph 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(c) “UCC” means the Uniform Commercial Code, as currently in effect in the State of California.

2. Grant of Security Interest.  In order to induce the Secured Party to allow the assignment and assumption of the First Note and the Second Note, and the cancellation thereof upon issuance of the New Note and for other good and valuable consideration, including as set forth in the Restructuring Agreement, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, PAP hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing first-priority security interest in all of PAP’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of PAP.  PAP represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) Authority.  PAP has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by PAP of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of PAP and no further action is required by PAP.  This Agreement constitutes a legal, valid and binding obligation of PAP enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b) Place of Business.  PAP represents and warrants that it has no places of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except for the location for notices to PAP set forth in Section 13 below.

(c) Ownership.  PAP is the sole owner of the Collateral free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral.  Subject to the terms of this Agreement, so long as this Agreement shall be in effect, PAP shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(d) No Litigation.  No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or PAP’s use of any Collateral violates the rights of any third party. There has been no adverse decision to PAP’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to PAP’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of PAP, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Relocation of Business.  PAP shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the location set forth for notices to PAP in Section 13 below and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least ten (10) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the contiguous United States), and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first-priority liens in the Collateral.

(f) Consents; Appraisals.  This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first-priority security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC in the State of California, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by PAP of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by PAP, or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(g) Jurisdiction.  On the date of execution of this Agreement, PAP will deliver to the Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing in the State of California and in such other jurisdictions as may be requested by the Secured Party.

(h) No Conflict.  The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which PAP is a party or by which PAP is bound.  No consent (including, without limitation, from stock holders or creditors of PAP) is required for PAP to enter into and perform its obligations hereunder.

(i) Maintenance of Collateral.  Subject to the terms of this Agreement, PAP shall at all times maintain Security Interest provided for hereunder as a valid and perfected first-priority security interest in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11.  PAP shall safeguard and protect all Collateral for the account of the Secured Party.  At the request of the Secured Party, PAP will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein.

(j) No Transfer.  PAP will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by PAP in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(k) Condition of Collateral.  PAP shall keep and preserve the Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(l) Change in Collateral.  PAP shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(m) Inspection of Collateral.  PAP shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

(n) Best Efforts.  PAP will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(o) Levy.  PAP shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by PAP that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

4. Defaults.  The following events shall be “Events of Default”:

(a) Any representation or warranty of PAP in this Agreement or in the New Note is incorrect in any material respect when made; or

(b) Any “Event of Default” under the New Note.

5. Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, PAP shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the New Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default.  Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the New Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Secured Party shall have the following rights and powers:

(a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and PAP shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at PAP’s premises or elsewhere, and make available to the Secured Party, without rent, all of PAP’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to PAP or right of redemption of PAP, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of PAP, which are hereby waived and released.

7. Applications of Proceeds.  The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to PAP any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will remain liable for the deficiency and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, PAP waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

8. Costs and Expenses.  PAP agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party.  PAP will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral. Until so paid, any fees payable hereunder shall be added to the principal amount of the New Note.

9. Responsibility for Collateral.  PAP assumes all liabilities and responsibility in connection with all Collateral, and the obligations of PAP hereunder or the obligations of the Company under the New Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute.  All rights of the Secured Party and all Obligations of PAP hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the New Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the New Note or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to PAP, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.

PAP expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, PAP’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  PAP waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.  PAP waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11. Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the New Note have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of PAP, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12. Power of Attorney; Further Assurances.

(a) PAP authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as PAP’s true and lawful attorney-in-fact, with power, in its own name or in the name of PAP, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at PAP’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the New Note, all as fully and effectually as PAP might or could do; and PAP hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, PAP will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the State of California, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

(c) PAP hereby irrevocably appoints the Secured Party as PAP’s attorney-in-fact, with full authority in the place and stead of PAP and in the name of PAP, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of PAP where permitted by law.

13. Notices.  All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iii) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to PAP:                                              400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn:  Chief Financial Officer
AND
Attn:  General Counsel

If to the Secured Party:                        Lyles United, LLC
1210 West Olive Ave.
Fresno, California 93728
Attn:  Will Lyles, Vice President

or such other address or facsimile number as either party may designate to the other party hereto in accordance with the aforesaid procedure. Each party shall provide notice to the other party of any change in address or facsimile number.

14. Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

15. Miscellaneous.

(a) No Waiver.  No course of dealing between PAP and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the New Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Rights Cumulative.  All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the New Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) Severability.  In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

(f) Waiver of Breach or Default.  No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(g) Binding on Successors.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(h) Best Efforts.  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(i) Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of California in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any California State or United States Federal court sitting in Fresno County, California over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of California and any objection to an action or proceeding in the State of California on the basis of forum non conveniens.  The parties further agree that the successful or prevailing party in any proceeding shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such proceeding.

(j) Waiver of Jury Trial.  EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k) Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

PAP:	PACIFIC AG. PRODUCTS, LLC,
a California limited liability company

By: /s/ JOHN T. MILLER
John T. Miller, COO

SECURED PARTY:	LYLES UNITED, LLC,
a Delaware limited liability company

By: /s/ WILL LYLES
Will Lyles, Vice President